UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 14, 2014

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)                             On May 14, 2014, S. Jay Stewart voluntarily resigned as a member of the Board of Directors, the Audit Committee, and the Compensation Committee of KapStone Paper & Packaging Corporation, a Delaware corporation (the “Company”). Mr. Stewart’s resignation is not due to any disagreements with the Company or any officer or director of the Company. Mr. Stewart’s resignation was accepted on May 14, 2014.

(b)                             KapStone Paper and Packaging 2014 Incentive Plan

At the 2014 Annual Meeting of the Stockholders of the Company held on May 15, 2014 (the “2014 Annual Meeting”), the Company’s stockholders approved the KapStone Paper and Packaging 2014 Incentive Plan (the “2014 Plan”), which had been previously approved by the Company’s Board of Directors (the “Board of Directors”), subject to shareholder approval. The following paragraphs provide a summary of certain terms of the 2014 Plan. The 2014 Plan is set forth in its entirety in Annex A of the Definitive Proxy Statement filed April 1, 2014, which is incorporated herein by reference.

The purposes of the 2014 Plan are to attract and retain the best available talent and to encourage the highest level of performance by affording eligible employees and independent contractors of the Company the opportunity to acquire a proprietary interest in the Company. The Compensation Committee of the Board of Directors administers the 2014 Plan and will designate the eligible award recipients under the 2014 Plan.

Under the 2014 Plan, the Company may grant: (i) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (ii) nonqualified stock options; (iii) restricted stock and restricted stock units (“Stock Awards”); and (iv) stock appreciation rights (“SARs”). Subject to the terms and conditions of the 2014 Plan, the number of shares authorized for grant under the 2014 Plan is 8,500,000. To the extent the Company grants a stock option or an SAR under the 2014 Plan, the number of shares of common stock that remain available for future grants will be reduced by an amount equal to the number of shares subject to such stock option or SAR. To the extent the Company grants a Stock Award under the 2014 Plan, the number of shares of common stock that remain available for future grants will be reduced by an amount equal to two times the number of shares subject to such award.

Item 5.03                                           Amendments to Articles of Incorporation or By-laws; Changes in Fiscal Year

On May 15, 2014, the Board of Directors approved amendments to Sections 3.1 and 5.6 of the By-laws. The amendment to Section 3.1 of the By-laws permits the Board of Directors to consist of up to 11 members. Prior to the amendment, the By-laws provided that the Board of Directors could consist of up to 10 members.

The amendment to Section 5.6 of the By-laws regards fixing the record date for stockholders entitled to notice to any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Pursuant to the amendment, the record date shall not be more than sixty (60) days nor less than ten (10) days before such meeting or action.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its Annual Meeting of Stockholders, at which the following proposals were voted upon and approved.

(a)                                 Proposal to Elect Three Directors Nominated by the Board of Directors.

The holders of the common stock of the Company elected each of the following directors to serve a term of three years, ending the earlier of (i) our 2017 Annual Meeting and the date a qualified successor has been elected, or (ii) death, resignation or retirement. The directors were elected by the following count:

Directors	For	Withheld	Broker Non-Votes
John M. Chapman	78,885,000	758,926	6,464,201
Matthew Kaplan	78,763,762	880,164	6,464,201
Ronald J. Gidwitz	77,552,178	2,091,748	6,464,201

(b)                                 Proposal to Ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2014.

The holders of the Company’s common stock ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2014 by the following count:

For	Against	Abstain	Broker Non-Votes
83,886,359	2,177,074	44,693	0

(c)                                  Advisory Vote to Approve the Compensation of Our Named Executive Officers.

The holders of the Company’s common stock supported the non-binding resolution to approve the compensation of the Company’s named executive officers by the following count:

For	Against	Abstain	Broker Non-Votes
77,413,864	2,198,201	31,860	6,464,202

(d)                                 Proposal to Approve the Company’s 2014 Incentive Plan

The holders of the Company’s common stock approved the Company’s 2014 Incentive Plan by the following count:

For	Against	Abstain	Broker Non-Votes
76,038,205	3,546,697	59,024	6,464,201

Item 9.01              Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended By-laws of KapStone Paper & Packaging Corporation

10.1	2014 Incentive Plan (Incorporated by reference to Annex A to the Definitive Proxy Statement filed April 1, 2014.)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Timothy P. Davisson
Name:	Timothy P. Davisson
Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended By-laws of KapStone Paper & Packaging Corporation

10.1	2014 Incentive Plan (Incorporated by reference to Annex A to the Definitive Proxy Statement filed April 1, 2014.)